Exhibit 99.3

Karman Space & Defense Announces Pricing of Upsized Secondary Offering of Common Stock

HUNTINGTON BEACH, Calif., May 28, 2026 —Karman Space & Defense (NYSE: KRMN) (“Karman Holdings Inc.” or “Karman”), a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space, today announced the pricing of the previously announced underwritten public offering (the “Offering”) of 14,000,000 shares of its common stock (the “Common Stock”) by certain selling stockholders (the “Selling Stockholders”), at a price to the public of $61.00 per share, for total aggregate gross proceeds to the Selling Stockholders of approximately $854,000,000, before deducting underwriting discounts and commissions and Offering expenses. The size of the Offering reflects an increase from the 13,500,000 shares of Common Stock originally proposed to be sold. In addition, the Selling Stockholders granted the underwriters a 30-day option to purchase up to an additional 2,100,000 shares of Common Stock. Karman did not sell any shares in the Offering and will not receive any proceeds from the Offering. The Offering is expected to close on June 1, 2026, subject to customary closing conditions.

Citigroup and Evercore ISI are acting as book-running managers for the Offering.

The Common Stock is being sold pursuant to an effective automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). The Offering is being made solely by means of a preliminary prospectus supplement and related base prospectus. Before you invest, you should read the preliminary prospectus supplement and related base prospectus in their entirety and the other documents Karman has filed with the SEC for more complete information about Karman and the Offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the related base prospectus, when available, may be obtained from: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone: (800) 831-9146 and Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone: (888) 474-0200, or by email: ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Common Stock, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karman Space & Defense

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space. Building on nearly 50 years of success, Karman delivers Payload & Protection Systems, Hydro/Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 80 prime contractors supporting more than 130 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Karman intends all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “may,” “could,” “intend,” “belief,” “estimate,” “predict,” “project,” “will” “should,” or similar terminology. These statements are based on and reflect Karman’s current expectations, estimates, assumptions and/ or projections, Karman’s perception of historical trends and current conditions, as well as other factors that Karman believes are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause Karman’s actual results to differ materially from those indicated by those statements. There can be no assurance that Karman’s expectations, estimates, assumptions and/ or projections will prove to be correct or that any of Karman’s expectations, estimates or projections will be achieved.

Numerous factors could cause Karman’s actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of Karman’s revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; Karman’s business and operations expose Karman to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect Karman’s business, results of operations, prospects and financial condition; Karman’s inability to adequately enforce and protect its intellectual property or defend against assertions of infringement could prevent or restrict its ability to compete; and Karman has in the past consummated acquisitions and intends to continue to pursue acquisitions, and Karman’s business may be adversely affected if it cannot consummate acquisitions on satisfactory terms, or if it cannot effectively integrate acquired operations. Readers are directed to the risk factors identified in the preliminary prospectus supplement and related base prospectus for the Offering and the other filings Karman makes with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause Karman’s actual results to differ may emerge from time to time, and it is not possible for Karman to predict all of them. Karman may not currently achieve the plans, intentions or expectations disclosed in its forward-looking statements, including statements with respect to the Offering, and you should not place undue reliance on Karman’s forward-looking statements. Karman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Contacts

Investor contact:

Steven Gitlin

investors@karman-sd.com

Media contact:

press@karman-sd.com